Exhibit 99.2

Contact:	James Babski	Liz DeCastro
	GHL Acquisition Corp.	Iridium
jbabski@greenhill.com	Liz.DeCastro@iridium.com
+1-212-372-4180	+1-301-571-6257

GHL Acquisition Corp. Announces Pricing of Common Stock Offering

NEW YORK, September 23, 2009 – GHL Acquisition Corp. (“GHL Acquisition”) (NYX: GHQ, GHQ.WS and GHQ.U) announced today that its offering of 16,000,000 newly issued shares of its common stock was priced at $10.00 per share.  In addition, GHL Acquisition has granted the underwriters a 40-day option to purchase up to an additional 2,400,000 shares to cover over-allotments, if any.  The offering is expected to close on September 29, 2009, subject to the satisfaction of customary closing conditions and the closing of the acquisition by GHL Acquisition of Iridium Holdings LLC.

Raymond James and Associates, Inc. is acting as bookrunning manager, RBC Capital Markets Corporation is acting as co-lead manager and Stifel, Nicolaus & Company, Incorporated is acting as co-manager for the offering.

GHL Acquisition will use the net proceeds from the offering to fund its previously announced repurchases of shares of its common stock and exchanges of its warrants, as well as for general corporate purposes.

A final prospectus supplement and accompanying prospectus related to the offering have been filed with the Securities and Exchange Commission and are available on the SEC’s website www.sec.gov.  Copies of the final prospectus supplement and accompanying prospectus for this offering can be obtained without charge by directing a request to Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, FL 33716 or by telephone at (727) 567-2400. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The offering of these securities will be made only by means of the prospectus supplement and accompanying prospectus.  A registration statement relating to the securities has been filed with and declared effective by the SEC.

About GHL Acquisition Corp.

GHL Acquisition is a special purpose acquisition company launched in February 2008 in an initial public offering raising $400 million of gross proceeds. Founded by Greenhill & Co., GHL Acquisition was formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets. It currently has no operating businesses.

About Iridium Holdings LLC

Iridium Holdings is the only provider of mobile satellite communications services offering 100% global coverage. Iridium Holdings’ constellation operates in a low-earth orbit and its satellite network provides communication services to regions of the world where existing wireless or wireline networks do not exist or are impaired, and regions where the telecommunications infrastructure has been affected by political conflicts or natural disasters. Iridium Holdings offers voice and data communications services to the U.S. and foreign governments, businesses, non-governmental organizations and consumers via its constellation of 66 in-orbit satellites, seven in-orbit spares and related ground infrastructure. Iridium Holdings' commercial end-user base includes the emergency services, maritime, government, utilities, oil and gas, mining, leisure, forestry, construction and transportation markets. Iridium Holdings’ products and related applications are installed in unmanned aerial vehicles, helicopters, commercial aircrafts, marine vessels, and ground vehicles. The company is headquartered in Bethesda, MD, and is currently privately held.

Forward-Looking Statements and Other Disclosure

This press release contains, and GHL Acquisition’s management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions of or indicate future events, trends or prospects identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of GHL Acquisition to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding timing of the closing of the transactions with Iridium referred to above, whether the closing conditions will be satisfied, as well as industry, market and economic conditions, and competitive, legal, governmental and technological factors. There is no assurance that GHL Acquisition’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if GHL Acquisition’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.  GHL Acquisition’s forward-looking statements speak only as of the date of this press release or as of the date they are made, and, except as required by law, GHL Acquisition undertakes no obligation to update forward-looking statements.

This press release is for informational purposes only and does not constitute an offer of any securities for sale.